UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT of
                              1934 (AMENDMENT NO. )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement               [  ]Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e) (2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                              THE SOUTHERN COMPANY
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                                                         (SOUTHERN COMPANY LOGO)

NOTICE OF
ANNUAL MEETING
2002
                                                               & PROXY STATEMENT

--------------------------------------------------------------------------------
PROXY STATEMENT
CONTENTS
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
General Information                                             1
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Corporate Governance                                            3
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Nominees for Election as Directors                              4
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Stockholder Proposal on Renewable Energy Sources                6
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Audit Committee Report                                          8
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Compensation & Management Succession Committee Report          10
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Executive Compensation                                         12
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Stock Ownership Table                                          13
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Summary Compensation Table                                     14
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Stock Options                                                  15
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Option Exercises                                               16
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Pension Plan Table                                             17
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Five-Year Performance Graph                                    18
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Appendix A - Audit Committee Charter                           A1

--------------------------------------------------------------------------------
LETTER TO STOCKHOLDERS
--------------------------------------------------------------------------------

         ALLEN FRANKLIN
         Chairman, President and
         Chief Executive Officer

                                                           (SOUTHERN COMPANY LOGO)

         Dear Fellow Stockholder:
         You are invited to attend the 2002 Annual Meeting of Stockholders at
         10:00 a.m. EDT on Wednesday, May 22, 2002 at the Ritz-Carlton Lodge, 1
         Lake Oconee Trail, Greensboro, Georgia.
         At the meeting, I will report on our business and our plans for the future. Also, we will elect our Board of Directors and vote on the other matters set forth in the accompanying Notice.
         Your vote is important. Please review the proxy material and return your proxy form as soon as possible.
         We look forward to seeing you on May 22.
         Sincerely,
         /s/ Allen Franklin
         Allen Franklin                                                                                     (PHOTO)

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIME
--------------------------------------------------------------------------------

10:00 a.m. EDT, on Wednesday, May 22, 2002

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PLACE
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Ritz-Carlton Lodge
1 Lake Oconee Trail
Greensboro, Georgia

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BUSINESS
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(1) Elect nine members of the Board of Directors;
(2) Consider and vote upon a stockholder proposal, if presented at the meeting, as described in Item 2 of the Proxy Statement; and
(3) Transact other business properly coming before the meeting or any adjournments thereof.

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RECORD DATE
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Stockholders owning Company shares at the close of business on March 25, 2002, are entitled to attend and vote at the meeting.

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DOCUMENTS
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The Proxy Statement, proxy form, and Southern Company Annual Report are included in this mailing.

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VOTING
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Even if you plan to attend the meeting in person, please provide your voting instructions in one of the following ways as soon as possible:

(1) Internet -- use the Internet address on the proxy form (2) Telephone -- use the toll-free number on the proxy form (3) Mail -- mark, sign, and date the proxy form and return in the enclosed postage-paid envelope

By Order of the Board of Directors, Tommy Chisholm, Secretary, April 10, 2002

PROXY STATEMENT

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------

Q: WHY AM I RECEIVING THIS PROXY STATEMENT?

A:The Board of Directors of Southern Company is soliciting your proxy for the 2002 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at 10:00 a.m., EDT, on Wednesday, May 22, 2002, at the Ritz-Carlton Lodge, 1 Lake Oconee Trail, Greensboro, Georgia. This Proxy Statement and proxy form are initially being provided to stockholders on or about April 10, 2002.

Q: WHAT'S BEING VOTED UPON AT THE MEETING?

A:The election of nine directors, and the consideration of a stockholder proposal as set forth in Item 2, if presented at the meeting. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Q: HOW DO I GIVE VOTING INSTRUCTIONS?

A:You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy form. The proxy committee, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q: CAN I CHANGE MY VOTE?

A:Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company's secretary before the meeting.

Q: WHO CAN VOTE?

A:All stockholders of record on the record date of March 25, 2002. On that date, there were 703,237,379 shares of Southern Company common stock outstanding and entitled to vote.

Q: HOW MUCH DOES EACH SHARE COUNT?

A:Each share counts as one vote, except votes for directors may be cumulative.
  Abstentions that are marked on the proxy form are included for the purpose of determining a quorum, but shares that a broker fails to vote are not counted toward a quorum. Neither is counted for or against the matters being considered.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY FORM?

A:You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple accounts, please contact Stockholder Services at (800) 554-7626.

Q: CAN THE COMPANY'S PROXY STATEMENT AND ANNUAL REPORT BE ACCESSED FROM THE
   INTERNET?

A:Stockholders may view the Proxy Statement and Annual Report on the Internet instead of receiving them by U.S. mail, each year. This choice will save the Company money by reducing printing and postage costs, and is friendlier to our environment. If you choose to access future Proxy Statements and Annual Reports online, you will continue to receive a proxy form in the mail. Future proxy forms will contain the website address and other necessary information to view the proxy materials and to submit your vote. Whether you receive your proxy materials in the mail or view them on the Internet, you will continue to have the option to vote on the Internet, by telephone, by mail, or at the Annual Meeting. If you wish to take advantage of this option, you may make this election when voting your proxy. If you vote on the Internet, simply respond to the question when prompted. If you vote by mail,
                                                                               1
  please mark the appropriate box on your proxy form. You may also consent to suppressing the mailing of future Proxy Statements and Annual Reports by marking the appropriate box on a registered account statement or dividend check stub and mailing it to Stockholder Services.

   If you elect to view the proxy materials on the Internet and then change your mind, please contact Stockholder Services at (800) 554-7626.

Q: WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2003 ANNUAL MEETING OF
   STOCKHOLDERS?

A:The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company's proxy materials is December 11, 2002. They must be submitted in writing to Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street NW, Atlanta, Georgia 30303. Additionally, the proxy solicited by the Board of Directors for next year's meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company's proxy materials unless the Company is provided written notice of such proposal no later than February 24, 2003.

Q: WHO PAYS THE EXPENSE OF SOLICITING PROXIES?

A:The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

The Company's 2001 Annual Report to the Securities and Exchange Commission on Form 10-K will be provided without charge upon written request to Tommy Chisholm, Corporate Secretary, Bin 912, Southern Company, 270 Peachtree Street NW, Atlanta, Georgia 30303.

--------------------------------------------------------------------------------
CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

HOW IS THE COMPANY ORGANIZED?

Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that has been set at nine members. The nominees for election as directors consist of eight non-employees and one executive officer of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?

Only non-employee directors are compensated for Board service. The pay components are:

   ANNUAL RETAINERS:
- $40,000 if first elected as a director before 1997, of which $10,000 is deferred in shares of Company common stock until Board membership ends

- $49,000 if first elected as a director in 1997 or later, of which $19,000 is deferred in shares of Company common stock until Board membership ends

- $5,000 if serving as chairman of a Board committee

   EQUITY GRANTS:
- 1,000 additional shares of Company common stock in quarterly grants of 250 shares are deferred until Board membership ends

   MEETING FEES:
- $1,250 for each Board meeting attended

- $1,000 for each committee meeting attended

Directors may elect to defer up to 100 percent of their compensation until membership on the Board ends.

There is no pension plan for non-employee directors.

COMMITTEES OF THE BOARD

   AUDIT COMMITTEE:

- Members are Mr. Hardman, Chairman, Ms. Bern, Dr. Pate, and Mr. St. Pe

- Met nine times in 2001

- Oversees the Company's auditing, accounting, financial reporting, legal compliance, and internal control functions

- Reviews independent public accountant's reports on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

- Recommends independent public accountants and reviews their services, fees, and the scope and timing of audits

The four members of the Audit Committee are independent as defined by rules of the New York Stock Exchange. The Board of Directors has adopted an Audit Committee Charter (see Appendix A).

   COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE:

- Members are Mr. St. Pe, Chairman, Mr. Amos, Mr. Chapman, and Mr. Hardman

- Met four times in 2001

- Evaluates performance of executive officers and recommends their compensation

- Administers executive compensation plans

- Reviews management succession plans

   FINANCE COMMITTEE:

- Members are Mr. James, Chairman, Mr. Amos, and Mr. Gordon

- Met six times in 2001

- Reviews Southern's financial matters, recommends actions such as dividend philosophy to the Board, and approves certain capital expenditures

   GOVERNANCE COMMITTEE:

- Members are Mr. Gordon, Chairman, Ms. Bern, Mr. Chapman, and Mr. James

- Met three times in 2001

- Reviews corporate governance issues

- Considers and recommends nominees for election as directors

- Considers and recommends membership of committees of the Board

- Reviews and recommends director compensation

The Governance Committee expects to identify from its own resources qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and signed consent to serve, should be submitted in writing to the Company's secretary and received by that office by December 11, 2002. Stockholder recommendations will be considered by the Governance Committee in determining nominees to recommend to the Board. The final selection of the Board's nominees is within the sole discretion of the Board of Directors.

   NUCLEAR OVERSIGHT COMMITTEE:

Membership consists of Dr. Pate, Chairman

- Reviews nuclear operations activities

The Board of Directors met six times in 2001. The average attendance for directors at all Board and committee meetings was 94 percent. No nominee attended less than 75 percent of applicable meetings.

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NOMINEES FOR ELECTION AS DIRECTORS
--------------------------------------------------------------------------------

ITEM NO. 1 -- ELECTION OF DIRECTORS

The persons named on the enclosed proxy form will vote, unless otherwise instructed, each properly executed form of proxy for the election of the following nominees as directors. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

DANIEL P. AMOS -- Director since 2000
Mr. Amos, 50, is chairman of the board and chief executive officer of AFLAC Incorporated, insurance. He is a director of Synovus Financial Corporation.
 4

DORRIT J. BERN -- Director since 1999
Ms. Bern, 51, is chairman of the board, president, and chief executive officer of Charming Shoppes, Inc., retail apparel stores. She served as group vice president of Sears, Roebuck and Co. from 1993 to August 1995, and as vice chairman of the board, president, and chief executive officer of Charming Shoppes from August 1995 until January 1997, when she was appointed to her current position.

THOMAS F. CHAPMAN -- Director since 1999
Mr. Chapman, 58, is chairman of the board and chief executive officer of Equifax, Inc., information services and transaction processing. He served as executive vice president and group executive from 1993 to August 1997, president from August 1997 to June 1999, and chief operating officer of Equifax from August 1997 to January 1998. He was appointed chief executive officer in January 1998 and chairman of the board of Equifax in May 1999.

ALLEN FRANKLIN -- Director since 1988
Mr. Franklin, 57, is chairman, president and chief executive officer of the Company. He served as president and chief executive officer of Georgia Power Company and executive vice president of the Company from 1994 until June 1999. He served as president and chief operating officer of the Company from June 1999 to March 2001 and president and chief executive officer from March 1 to April 1 when he assumed his current position. He is a director of SouthTrust Corporation, Vulcan Materials Company, and Southern system companies -- Alabama Power Company, Georgia Power Company, and Gulf Power Company.

BRUCE S. GORDON -- Director since 1994
Mr. Gordon, 55, is president of retail markets group of Verizon Communications, Inc., telecommunications. He served as group president -- consumer and small business of Verizon from 1993 to August 1997, as group president retail services of Verizon from August 1997 until December 1998, and group president of enterprise business group of Verizon from December 1998 to July 2000, when he was appointed to his current position. He is a director of Barfield Companies.

L. G. HARDMAN III -- Director since 1986
Mr. Hardman, 62, is chairman of the board and chief executive officer of nBank.Corp.; chairman of the board of The First National Bank of Commerce, Georgia; and chairman of the board, president, and treasurer of Harmony Grove Mills, Inc. He is a director of Georgia Power Company.

DONALD M. JAMES -- Director since 1999
Mr. James, 53, chairman and chief executive officer of Vulcan Materials Company, construction materials and industrial chemicals. He served as president of the Southern Division of Vulcan Materials Company from 1994 to 1996; senior vice president from 1995 to 1996; president and chief operating officer from February 1996 until February 1997; and president and chief executive officer of Vulcan Materials Company from February 1997 until May 1997, when he was appointed to his current position. He is a director of Protective Life Corporation and SouthTrust Corporation.

ZACK T. PATE -- Director since 1998
Dr. Pate, 65, is chairman of the World Association of Nuclear Operators and chairman emeritus of the Institute of Nuclear Power Operations (INPO), an independent, nonprofit organization promoting safety, reliability, and excellence in the operation of nuclear electric generating plants. Prior to 1998, he was president and chief executive officer of INPO.

GERALD J. ST. PE -- Director since 1995
Mr. St. Pe, 62, is co-founder, co-owner, and managing partner of Delta Health Group, Inc., health care. He served as president, Ingalls Shipbuilding from 1985 to August 1999 and as chief operating officer of Northrop-Grumman Ship Systems from August 1999 to November 2001.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

The Board of Directors recommends a vote "For" the nominees listed in Item No.
1.

--------------------------------------------------------------------------------
STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES
--------------------------------------------------------------------------------

ITEM NO. 2 -- STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES

The Company has been advised that Mr. Robert B. Mills, 1233 12th Street, NW, Washington, DC 20005, holder of 90 shares of common stock, proposes to submit the following resolution at the 2002 Annual Meeting of Stockholders:

                      INVEST IN CLEAN ENERGY (ICE) PROPOSAL

"Be it resolved: that the shareholders recommend that Southern Company should invest sufficient resources to build new electrical generation from solar and wind power sources to replace approximately one percent (1%) of system capacity yearly for the next twenty years with the goal of having the company producing twenty percent (20%) of generation capacity from clean renewable sources in 20 years."

                          STATEMENT OF SECURITY HOLDER

"Utility deregulation demands the company present a good public image, and the public is demanding progress towards clean energy.

"Efforts must be made to slow down changes in global climate so that we can continue to survive on planet earth.

"The proposal allows flexibility in schedule for the Board of Directors to implement this proposal. The 20% figure is just a reasonable and conservative goal to aim for.

"A one percent yearly addition to generation capacity allows for small pilot plants to be built and tried as the program advances.

"Although initial building costs might be larger, solar and solar power sources do not require the purchase of fuel, which can make these additions to generation capacity very attractive economically over the long term, especially if the cost of fossil fuels rises. The company should look to building facilities that are made to last a long time.

"Solar power towers, wind farms, solar photovoltaic arrays and parabolic solar thermal collectors already exist in other places in this range of power production, proving that Southern could realistically build such facilities in Georgia and elsewhere."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM NO. 2 FOR THE FOLLOWING
REASONS:

The Company has long recognized that clean renewable energy resources, such as solar, wind, biomass, and hydroelectricity, could potentially play a role in increasing the diversity of our fuel mix and in meeting our environmental goals. In recent years, renewable energy sources have received particular attention because of their low net emissions of greenhouse gases to the atmosphere. Renewable energy and advanced fossil technologies are among an assortment of generation options that continue to be considered by the Company. As with other generation technologies, renewable energy resources must meet economic parameters as well as be technically proven. Although renewable energy generation technologies offer environmental advantages, they unfortunately have the drawbacks of being more expensive than traditional energy sources. In addition, because wind and solar only produce usable energy when wind or sunshine are available, these technologies require large energy storage systems or backup generation to maintain sufficient capacity to meet customer demand.

In contrast to what the proposal would require, the Company has been seeking ways to incorporate renewable generation into the Southern electric system without adversely affecting cost and reliability. The Company has put significant effort into research and demonstration programs to advance and find applications for technologies such as solar, wind, and biomass. We believe that the proper approach to adding new sustainable, renewable resources to our generating mix is through partnerships with our customers. The Company, therefore, is in the process of developing EarthCents(TM) "green power" programs to allow customers to purchase green energy. Through these green power programs, customers can choose to pay the additional generating costs for supplying some of their electricity from renewable sources without affecting the costs of other customers. In Florida and Alabama, the program allows customers to invest monthly toward the construction of up to 1000 kilowatts of solar electric systems. Georgia Power Company has been working with the local environmental community to develop mutually acceptable criteria for accredited green pricing programs. These programs will enable customers to support the development of a mix of renewable generation sources. The final criteria was approved in February of 2002. Georgia Power Company plans to develop a green pricing program in accordance with the criteria and file it with the Georgia Public Service Commission.

The Company opposes this proposal because it would call for the Company to put in place a restrictive and costly plan in regard to its future operations. The Company's objective is to utilize the market and our customers' needs to propel the growth of renewable energy technologies through a voluntary green power program. The Company believes that this approach of encouraging and facilitating the introduction of renewable energy is preferable to the proposal that would have the Company arbitrarily pursue designated renewal generation technologies without regard to our customers' demands, economic factors, technological feasibility, or practicality.

The vote needed to pass the proposed stockholder resolution is a majority of the shares represented at the meeting and entitled to vote.

The Board of Directors recommends a vote "Against" Item No. 2.

--------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in these fields. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries in the Annual Report with management. The Committee's review process included discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The independent public accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee reviewed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board. The Committee has also considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining their independence.

The Committee discussed the overall scopes and plans with the Company's internal and independent public accountants for their respective audits. The Committee meets with the internal auditors and the independent public accountants, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held nine meetings during 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company's Annual Report for the year ended December 31, 2001 and filed with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors (and the Board approved) the selection of the Company's independent public accountants.

Members of the Committee:

     L. G. Hardman III, Chairman
     Dorrit J. Bern
     Zack T. Pate
     Gerald J. St. Pe

PRINCIPAL PUBLIC ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the last fiscal year by Arthur Andersen LLP -- the Company's principal public accountant for 2001:

Audit Fees..................................................  $2,408,000
Financial Information Systems Design and Implementation
  Fees......................................................          --
All Other Audit-Related Fees................................     733,300(a)
Other Fees..................................................   2,783,600
          Total.............................................  $5,924,900

(a) Audit-related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultations, various attest services under professional standards, assistance with registration statements, comfort letters, and consents.

CHANGE IN PRINCIPAL PUBLIC ACCOUNTING FIRM

On March 28, 2002, the Board of Directors of the Company, upon recommendation of the Committee, decided not to engage Arthur Andersen LLP ("Arthur Andersen") as the Company's principal public accountants and engaged Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's principal public accountants for fiscal year, 2002.

Arthur Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 28, 2002:

- there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports;

- there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K; and

- the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives from Deloitte & Touche will be present at the Annual Meeting of Stockholders and will be given the opportunity to make a statement, if they desire, and to respond to questions. Representatives from Arthur Andersen will not be present.

--------------------------------------------------------------------------------
COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE REPORT
--------------------------------------------------------------------------------

WHAT IS THE EXECUTIVE COMPENSATION PHILOSOPHY?

Our intent is to provide a competitive compensation program that is linked directly to the Company's strategic business objectives and its short- and long-term operating performance. With the objective of maximizing stockholder value over time, this policy serves to align the interests of executives and stockholders.

WHAT COMPRISES TOTAL EXECUTIVE COMPENSATION?

- Base pay,

- Short-term incentives (annual performance bonuses), and

- Long-term incentives.

TOTAL EXECUTIVE COMPENSATION

Total executive compensation targets are set at the size-adjusted median of the marketplace. With the exception of Mr. Dahlberg, the marketplace for all named executives is defined as a group of large companies in the electric and gas utility industries. 14 of these companies are included in the 28 companies that comprise the Standard & Poor's Electric Utility Index - the peer group used in the five-year performance graph.

The marketplace for Mr. Dahlberg's total compensation was determined by using a weighting of:

- 70 percent by comparison to the mentioned electric and gas utility companies, and

- 30 percent by comparison to a group of heavy industrial and durable goods manufacturing companies within a comparable size range.

BASE PAY

A range for base pay is determined for each executive by comparing the base pay at the appropriate peer group of companies described previously. Base pay is set at a level that is at or below the size-adjusted median paid at those companies because of our emphasis on incentive compensation in our executive compensation program.

ANNUAL PERFORMANCE BONUSES

Annual bonuses are paid through the Omnibus Incentive Compensation Plan. All named executives participated in this plan in 2001.

PERFORMANCE GOALS

Annual performance bonus levels are based on a percentage of net income from operations. In addition, the annual performance bonuses are reviewed in comparison to the attainment of corporate performance and short-term business unit goals, individual goals, and new products and services goals. All performance goals were set at the beginning of the year.

For 2001, the corporate performance goals included specific targets for:

- Company earnings -- earnings per share from operations ("EPS") and

- Subsidiary companies' net income and return on equity ("ROE")

We believe that accomplishing the corporate goals is essential for the Company's continued success and sustained financial performance. A target performance level is set for each corporate performance goal. Performance above or below the targets results in proportionately higher or lower bonus payments. The bonus amount is then adjusted, up or down, based on the degree of achievement of the short-term business unit goals related to capital expenditures, cash flow, customer service, plant availability, and diversity, and individual goals.

A target percentage of base pay is established for each executive officer based on position level for target-level performance. Annual performance bonuses based on the achievement of the corporate performance goals, as adjusted for the short-term business unit goals and individual performance, may range from 0 percent of the target to 240 percent. An additional amount of up to 10 percent of the executive's annual performance bonus may be paid for achievement of the new products and services goal at his or her business unit.

No bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if the Company's current earnings are not sufficient to fund the common stock dividend at the same level as the prior year. We also capped the maximum amount for the annual performance bonus for each named executive officer at 0.6 percent of net income from operations.

ANNUAL BONUS PAYMENTS

Performance met or exceeded the target levels in all areas in 2001, resulting in bonuses that exceeded the target levels.

Messrs. Dahlberg's and Franklin's annual performance bonuses under the Plan for target-level performance were 100 percent of their base pay. Their bonuses paid for 2001 performance were based entirely on the degree of achievement of the Company's EPS goal as adjusted for achievement of the short-term business unit goals, and resulted in bonuses that exceeded the target. Messrs. Dahlberg and Franklin were not eligible to receive a new products and services goal adjustment.

LONG-TERM INCENTIVES

We based a significant portion of our total compensation program on long-term incentives including Company stock options and performance dividend equivalents.

STOCK OPTIONS

Executives are granted options with ten-year terms to purchase the Company's common stock at the market price on the date of the grant under the terms of the Omnibus Incentive Compensation Plan. The estimated annualized value represented approximately 45 percent of Mr. Dahlberg's total compensation, approximately 40 percent of Mr. Franklin's, and 30 to 40 percent for the other executives. The size of prior grants was not considered in determining the size of the grants made in 2001. These options vest over a three-year period.

PERFORMANCE DIVIDENDS

Executives also are paid performance-based dividend equivalents on most stock options held at the end of the year. Dividend equivalents can range from 25 percent of the common stock dividend rate if total shareholder return, compared to a group of other utility companies, is at the 30th percentile to 100 percent of the dividend rate if it reaches the 90th percentile. Mr. Dahlberg received twice the amount per share paid to the other executives.

For eligible stock options held on December 31, 2001, Mr. Dahlberg received $2.68 per share and the other executives, including Mr. Franklin, received $1.34 per share.

POLICY ON INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of certain executives' compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval of the Omnibus Incentive Compensation Plan. However, our policy is to maximize long-term stockholder value, and tax deductibility is only one factor considered in setting compensation.

SUMMARY

We believe that the policies and programs described in this report link pay and performance and serve the best interest of stockholders. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to attract, retain, and motivate talented executives.

Members of the Committee:

    G. J. St. Pe, Chairman
    D. P. Amos
    T. F. Chapman
    L. G. Hardman III

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

EMPLOYMENT, CHANGE IN CONTROL, AND SEPARATION AGREEMENTS

The Company has Change in Control Agreements with each of its executive officers, including those shown on the Summary Compensation Table on page 14. If an executive is involuntarily terminated, other than for cause, within two years following a change in control of the Company, the Agreements provide for:

- lump sum payment of three times annual compensation,

- up to five years' coverage under group health and life insurance plans,

- immediate vesting of all stock options previously granted,

- payment of any accrued long-term and short-term bonuses and dividend equivalents, and

- payment of any excise tax liability incurred as a result of payments made under the Agreement.

A change in control is defined under the Agreements as:

- acquisition of at least 20 percent of the Company's stock,

- a change in the majority of the members of the Company's Board of Directors,

- a merger or other business combination that results in the Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger, or

- a sale of substantially all the assets of the Company.

If a change in control affects only a subsidiary of the Company, these payments would only be made to executives of the affected subsidiary who are involuntarily terminated as a result of that change in control.

The Company also has amended its short- and long-term incentive programs to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the programs are not continued or replaced with comparable programs.

On February 28, 1998, the Company and Southern Nuclear Operating Company entered into a Deferred Compensation Agreement with Mr. Hairston which provides that on the fifth anniversary of the Agreement, if still employed by the Company or one of its subsidiaries, Mr. Hairston would receive the cash value of the number of shares of common stock that could have been purchased for $250,000 on February 28, 1998, and on which dividends were reinvested throughout the five-year period. If certain performance goals are met, Mr. Hairston also will receive the estimated income tax expense on the compensation.

Mr. Dahlberg retired from the Company on April 1, 2001. In connection with his retirement, the Company entered into an agreement with him. This agreement provides for a severance payment of $200,000 and supplemental pension payments. Mr. Dahlberg's pension payment will be calculated as if he has an additional 13 months of accredited service, there is no early retirement reduction, and he receives regular base salary increases and incentive awards of at least 150 percent of the target established by the Compensation and Management Succession Committee, for the additional 13 months. He also will receive one additional payment of performance dividend awards based on actual performance under the Performance Dividend Plan, or similar plan, under the terms of the Plan in effect on his retirement date. He will receive the difference, if any, between the awards he actually receives under the Performance Dividend Plan as a retired Plan participant (three annual awards) and the awards he would have received under the Plan based on the Plan terms in effect on his retirement date and the size of his awards as approved by the Compensation and Management Committee in 2001 (payout percentage increased by a factor of two). The Agreement also contains customary releases by the Company and Mr. Dahlberg and an agreement by Mr. Dahlberg to not engage in specified competitive activities for two years.

Mr. Harris retired on January 11, 2002. In connection with his retirement, Alabama Power Company entered into an agreement with Mr. Harris. This agreement provides for a severance payment payable in a lump sum of $2,500,000 and 87 payments of $17,640 per month. The Agreement also contains customary releases by Alabama Power Company and Mr. Harris and an agreement by Mr. Harris to not engage in specified competitive activities for two years.

--------------------------------------------------------------------------------
STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance: Messrs. Amos and Evans filed amended reports with the Securities and Exchange Commission amending their initial holdings of the securities of the Company and its subsidiaries.

This table shows the number of shares of the Company's common stock owned by directors, nominees, and executive officers as of December 31, 2001. The shares owned by all directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of the class.

                                                                           SHARES BENEFICIALLY OWNED INCLUDE:
                                                                           ----------------------------------
                                                                               SHARES
                                                                            INDIVIDUALS
                                                               SHARES      HAVE RIGHTS TO
                                                            BENEFICIALLY   ACQUIRE WITHIN    SHARES HELD BY
                                   TITLE OF SECURITY          OWNED(1)       60 DAYS(2)     FAMILY MEMBERS(3)
-------------------------------------------------------------------------------------------------------------
DANIEL P. AMOS                       Southern Common Stock        15,288
-------------------------------------------------------------------------------------------------------------
DORRIT J. BERN                       Southern Common Stock        10,165
-------------------------------------------------------------------------------------------------------------
THOMAS F. CHAPMAN                    Southern Common Stock         3,360
-------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                       Southern Common Stock     2,427,062        2,353,539
-------------------------------------------------------------------------------------------------------------
H. ALLEN FRANKLIN                    Southern Common Stock       489,080          451,840
-------------------------------------------------------------------------------------------------------------
BRUCE S. GORDON                      Southern Common Stock        11,595
-------------------------------------------------------------------------------------------------------------
W. GEORGE HAIRSTON, III              Southern Common Stock       117,334          108,557
-------------------------------------------------------------------------------------------------------------
L. G. HARDMAN III                    Southern Common Stock        22,234                                  100
-------------------------------------------------------------------------------------------------------------
ELMER B. HARRIS                      Southern Common Stock       464,433          418,743                 310
-------------------------------------------------------------------------------------------------------------
DONALD M. JAMES                      Southern Common Stock         8,839
-------------------------------------------------------------------------------------------------------------
CHARLES D. MCCRARY                   Southern Common Stock       112,440          109,823
-------------------------------------------------------------------------------------------------------------
ZACK T. PATE                         Southern Common Stock        18,250
-------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                      Southern Common Stock       194,402          182,791
-------------------------------------------------------------------------------------------------------------
GERALD J. ST. PE                     Southern Common Stock        43,928                                1,750
-------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES, AND             Southern Common Stock     4,401,366        4,019,460               2,160
EXECUTIVE OFFICERS AS A
GROUP (19 PEOPLE)
-------------------------------------------------------------------------------------------------------------

---------------

(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(2) Indicates shares of the Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.
(3) Each director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

--------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

This table shows information concerning the Company's chief executive officers serving during 2001 and each of the other four most highly compensated executive officers of the Company serving during 2001.(1)

                                                                                     LONG-TERM COMPENSATION
                                                                               -----------------------------------
                                                                                            NUMBER OF      LONG-
                                                 ANNUAL COMPENSATION                        SECURITIES     TERM
                                          ----------------------------------   RESTRICTED   UNDERLYING   INCENTIVE
                                                                OTHER ANNUAL     STOCK        STOCK        PLAN       ALL OTHER
NAME AND PRINCIPAL                        SALARY      BONUS     COMPENSATION   AWARDS($)     OPTIONS      PAYOUTS    COMPENSATION
POSITION                           YEAR     ($)        ($)          ($)           (2)          (#)        ($)(3)        ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG(5)                  2001   246,279   2,040,981     190,228            --      902,722           --      593,984
Chairman                           2000   939,287   2,318,377     272,551            --      215,616      302,612       52,267
Southern Company                   1999   903,426     181,896      23,755            --      201,196      579,392       49,283
---------------------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                     2001   855,969   1,867,320       2,770       648,863      497,790           --       44,786
Chairman, President & CEO          2000   655,806   1,014,696       8,305            --       85,354      201,760       34,902
Southern Company                   1999   603,658     126,000      31,023            --       71,153      375,137       32,654
---------------------------------------------------------------------------------------------------------------------------------
W. G. HAIRSTON, III                2001   414,594     370,798       1,583            --       96,135           --       22,523
President & CEO                    2000   388,195     366,074      11,581            --       42,172           --       21,179
Southern Nuclear Operating
  Company                          1999   366,897      66,601       1,615            --       20,895      311,562       20,285
---------------------------------------------------------------------------------------------------------------------------------
E. B. HARRIS(6)                    2001   596,026     522,206      21,371            --      257,098           --       29,182
Chairman                           2000   573,187     643,046     129,834       167,476       62,064           --       27,858
Alabama Power Company              1999   550,674      97,125      15,301            --       31,341      330,618       29,800
---------------------------------------------------------------------------------------------------------------------------------
C. D. MCCRARY                      2001   391,647     438,652      91,403            --       92,338           --      118,975
President & CEO                    2000   335,995     335,247       8,515            --       29,201           --       16,342
Alabama Power Company              1999   317,616      57,646      10,701            --       13,865      226,439       15,698
---------------------------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                    2001   483,324     865,280       3,134            --      155,694           --       26,000
President & CEO                    2000   447,934     626,654      14,320            --       48,662           --       25,675
Georgia Power Company              1999   388,819      85,389      16,051            --       24,110      321,983       20,885
---------------------------------------------------------------------------------------------------------------------------------

(1) This table does not include the following performance dividend equivalents paid in 2002, for the performance period ended December 31, 2001, on stock options outstanding on December 31, 2001: Dahlberg, $5,893,130; Franklin, $1,249,890; Hairston, $294,360; Harris, $800,210; McCrary, $284,529; and
    Ratcliffe, $476,734.
(2) The amount for Mr. Franklin reflects the value of the grant of restricted stock units on the date granted. The restricted stock units vested on April 2, 2001 and were transferred to the Company's Deferred Compensation Plan. The amount for Mr. Harris reflects the value on the date of grant, July 17, 2000, of restricted stock. The restricted stock vested on July 17, 2001. The only named executive officer holding restricted stock units or restricted stock as of December 31, 2001, was Mr. Hairston. He received a grant of restricted stock units on February 28, 1998, valued at $250,000 on that date. Dividends are reinvested and the number of units was adjusted after the spin off of Mirant Corporation under the anti-dilution provisions of the agreement with Mr. Hairston. The units vest on his continued employment and the value is payable in cash. (See page 12 for a description of the agreement with Mr. Hairston.) On December 31, 2001, Mr. Hairston held 19,932.8 units valued at $490,086.
(3) Payouts made in 2000 and 2001 for the four-year performance periods ending December 31, 1999 and 2000, respectively.

(4) Company contributions in 2001 to the Employee Savings Plan and Employee Stock Ownership Plan, non-pension related accruals under the Supplemental Benefit Plan, and tax sharing benefits paid to participants who elected receipt of dividends on Company common stock held in the Employee Saving Plan are provided in the following table:

                                                                         ESP TAX
                                                                         SHARING
                                                                       BENEFIT   ESP ($)   ESOP ($)   SBP ($)
                                     ------------------------------------------------------------------------
                                     A. W. Dahlberg                         --     2,231        764    22,065
                                     ------------------------------------------------------------------------
                                     H. A. Franklin                      2,620     6,853        764    37,168
                                     ------------------------------------------------------------------------
                                     W. G. Hairston, III                    --     6,853        764    14,905
                                     ------------------------------------------------------------------------
                                     E. B. Harris                           --     5,958        764    22,460
                                     ------------------------------------------------------------------------
                                     C. D. McCrary                          --     5,958        764    12,253
                                     ------------------------------------------------------------------------
                                     D. M. Ratcliffe                     2,076     6,853        764    18,383
                                     ------------------------------------------------------------------------

    For Mr. Dahlberg, also includes the following payments in connection with his retirement: supplemental pension payments of $267,716; severance payment of $200,000; and unused vacation pay of $101,208. For more information on these payments, see the description of his agreement with the Company on page 12. For Mr. McCrary, also includes additional incentive compensation of $100,000.
(5) Mr. Dahlberg retired as Chairman of the Company on April 1, 2001.
(6) Mr. Harris retired as Chairman of Alabama Power Company on January 11, 2002.

--------------------------------------------------------------------------------
STOCK OPTIONS
--------------------------------------------------------------------------------

OPTION GRANTS IN 2001

                                      NUMBER OF
                                     SECURITIES   PERCENT OF TOTAL
                                     UNDERLYING    OPTIONS GRANTED   EXERCISE OR                  GRANT DATE
                                        OPTIONS    TO EMPLOYEES IN   BASE PRICE    EXPIRATION        PRESENT
NAME                                GRANTED (1)    FISCAL YEAR (2)    ($/SH)(1)     DATE (1)    VALUE ($)(3)
------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG(4)                       902,722                6.7         19.08    4/01/2006      6,721,852
------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                          298,644                2.2         19.08    2/16/2011      1,583,019
                                        199,146                1.5         22.43    4/16/2011      1,055,474
------------------------------------------------------------------------------------------------------------
W. G. HAIRSTON, III                      54,998                .04         19.08    2/16/2011        291,527
                                         41,137                .03         22.43    4/16/2011        218,026
------------------------------------------------------------------------------------------------------------
E. B. HARRIS                             78,669                .06         19.08    1/11/2007        417,000
                                        178,429                1.3         22.43    1/11/2007        945,674
------------------------------------------------------------------------------------------------------------
C. D. MCCRARY                            37,725                .03         19.08    2/16/2011        199,968
                                         54,613                .04         22.43    4/16/2011        289,449
------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                          63,462                .05         19.08    2/16/2011        336,392
                                         92,232                .07         22.43    4/16/2011        488,830
------------------------------------------------------------------------------------------------------------

(1) Stock option grants were made on February 16, 2001 and April 16, 2001, and vest annually at a rate of one-third on the anniversary date of the grant. Grants fully vest upon termination as a result of death, total disability, or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Exercise price is the average of the high and low price of the Company's common stock on the date granted. Options may be transferred to certain family members, family trusts, and family limited partnerships. The number of options granted on February 16, 2001, and the exercise price thereof were adjusted after the spin off of Mirant Corporation under the anti-dilution provisions of the plan such that the options had the same aggregate intrinsic value on the day of the spin off as the day before.
(2) A total of 13,623,507 stock options were granted in 2001.
(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of the Company's common stock at a future date. Significant assumptions are shown below:

                       -------------------------------------------------------------------------------------------------------------
                                                                                                  DISCOUNT FOR FORFEITURE RISK:
                           GRANT                   RISK-FREE RATE         DIVIDEND                      BEFORE                BEFORE
                            DATE   VOLATILITY           OF RETURN      OPPORTUNITY      TERM           VESTING            EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
DAHLBERG               2/16/2001       27.34%               5.10%             100%        10             7.79%                15.80%
------------------------------------------------------------------------------------------------------------------------------------
OTHERS                 2/16/2001       27.34%               5.10%              50%        10             7.79%                12.45%
------------------------------------------------------------------------------------------------------------------------------------
                       4/16/2001       26.11%               5.14%              50%        10             7.79%                11.77%
------------------------------------------------------------------------------------------------------------------------------------

These assumptions reflect the effects of cash dividend equivalents paid to participants under the Omnibus Incentive Compensation Plan assuming targets are met.

(4) For Mr. Dahlberg, options were granted on February 16, 2001, only.

--------------------------------------------------------------------------------
OPTION EXERCISES
--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 NUMBER OF       VALUE     OPTIONS AT YEAR-END (#)           YEAR-END ($)(2)
                           SHARES ACQUIRED    REALIZED   ---------------------------   ---------------------------
NAME                       ON EXERCISE (#)      ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                     212,965   2,472,963     2,353,539               0    20,312,101               0
------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                     163,074   2,035,273       307,206         625,548     3,208,190       3,741,835
------------------------------------------------------------------------------------------------------------------
W. G. HAIRSTON, III          Not Exercised           0        67,948         151,724       623,137       1,035,909
------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                       195,751   2,323,161       257,951         160,792     2,795,645       1,335,899
------------------------------------------------------------------------------------------------------------------
C. D. MCCRARY                       44,007     511,851        81,824         130,511       833,171         788,743
------------------------------------------------------------------------------------------------------------------
D. M. RATCLIFFE                     76,896     931,908       135,933         220,019     1,433,854       1,328,696
------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.
(2) These columns represent the excess of the fair market value of the Company's common stock of $25.35 per share, as of December 31, 2001, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2001.

--------------------------------------------------------------------------------
PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                              YEARS OF ACCREDITED SERVICE
---------------------------------------------------------------------------------------------------------
COMPENSATION         15          20            25            30            35            40            45
---------------------------------------------------------------------------------------------------------
 $  100,000    $ 25,500    $ 34,000    $   42,500    $   51,000    $   59,500    $   68,000    $   76,500
---------------------------------------------------------------------------------------------------------
    300,000      76,500     102,000       127,500       153,000       178,500       204,000       229,500
---------------------------------------------------------------------------------------------------------
    500,000     127,500     170,000       212,500       255,000       297,500       340,000       382,500
---------------------------------------------------------------------------------------------------------
    700,000     178,500     238,000       297,500       357,000       416,500       476,000       535,500
---------------------------------------------------------------------------------------------------------
    900,000     229,500     306,000       382,500       459,000       535,500       612,000       688,500
---------------------------------------------------------------------------------------------------------
  1,100,000     280,500     374,000       467,500       561,000       654,500       748,000       841,500
---------------------------------------------------------------------------------------------------------
  1,300,000     331,500     442,000       552,500       663,000       773,500       884,000       994,500
---------------------------------------------------------------------------------------------------------
  1,500,000     382,500     510,000       637,500       765,000       892,500     1,020,000     1,147,500
---------------------------------------------------------------------------------------------------------
  1,700,000     433,500     578,000       722,500       867,000     1,011,500     1,156,000     1,300,500
---------------------------------------------------------------------------------------------------------
  1,800,000     459,000     612,000       765,000       918,000     1,071,000     1,224,000     1,377,000
---------------------------------------------------------------------------------------------------------
  2,000,000     510,000     680,000       850,000     1,020,000     1,190,000     1,360,000     1,530,000
---------------------------------------------------------------------------------------------------------
  2,600,000     663,000     884,000     1,105,000     1,326,000     1,547,000     1,768,000     1,989,000
---------------------------------------------------------------------------------------------------------

This table shows the estimated annual pension benefits payable at normal retirement age under Southern's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with Southern's subsidiaries. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation. Compensation is base salary plus the excess of annual incentive compensation over 15 percent of base salary. These compensation components are reported under the columns titled "Salary" and "Bonus" in the Summary Compensation Table on page 14.

As of December 31, 2001, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                                                                            ACCREDITED
                                                                                             COMPENSATION    SERVICE
                                                                      ------------------------------------------------
                                                                      H. A. Franklin            1,748,640           30
                                                                      ------------------------------------------------
                                                                      W. G. Hairston, III         706,544           32
                                                                      ------------------------------------------------
                                                                      E. B. Harris              1,042,992           42
                                                                      ------------------------------------------------
                                                                      C. D. McCrary               663,248           27
                                                                      ------------------------------------------------
                                                                      D. M. Ratcliffe           1,007,852           29
                                                                      ------------------------------------------------

Mr. Dahlberg retired on April 1, 2001, with 40 years of accredited service under the plan and with a compensation level for determination of pension benefits, as described above, of $2,542,036.

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply in most cases. (See page 12 for a description of the additional supplemental pension payable to Mr. Dahlberg under an agreement with the Company and page 13 for a description of the additional supplemental pension payable to Mr. Harris under an agreement with Alabama Power Company.)

--------------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
--------------------------------------------------------------------------------

This performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's Electric Utility Index and the Standard & Poor's 500 Index for the past five years. The graph assumes that $100 was invested on December 31, 1996, in the Company's common stock and each of the above indices, and that all dividends are reinvested. The distribution of shares of Mirant Corporation stock to Company shareholders effective April 2, 2001, is treated as a special dividend for purposes of calculating shareholder return. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

                              (PERFORMANCE GRAPH)

                               1996      1997      1998      1999      2000      2001
-------------------------------------------------------------------------------------
Southern Company              $ 100     $ 121     $ 143     $ 122     $ 181     $ 240
-------------------------------------------------------------------------------------
S & P Electric Utility
  Index                         100       133       171       207       189       166
-------------------------------------------------------------------------------------
S & P 500 Index                 100       126       146       118       180       165
-------------------------------------------------------------------------------------

                                   APPENDIX A

                                SOUTHERN COMPANY
                             AUDIT COMMITTEE CHARTER

This Charter identifies the composition, purpose, authority, meeting requirements and responsibilities of the Southern Company Audit Committee (the "Committee") as approved by the Southern Company Board of Directors.

Composition of the Audit Committee

The Audit Committee will be comprised of at least three independent directors, each of whom will have a basic understanding of financial statements and at least one of whom will have prior accounting and related financial management expertise. Such requirements, for independence and financial literacy, are interpreted by the Board of Directors in its best business judgement in accordance with the rules of the Securities Exchange Commission (SEC) and the New York Stock Exchange.

Purpose of the Audit Committee

The purpose of the Audit Committee is to provide, on behalf of the Southern Company Board of Directors, oversight of:

- The Southern Company's accounting and financial reporting practices and policies and internal audit activities and procedures, including the assessment of the adequacy of internal accounting, compliance and controls systems.

- The Southern Company's financial statements and the independent audit thereof, including quarterly and annual reporting. This includes financial information for all Southern Company first-tier, consolidated subsidiaries.

- The independent public accountants, including their selection or nomination for Board of Directors, their performance evaluation and, where appropriate, their replacement.

- The independence of the external public accountants through evaluation and discussion of their annual written "Statement as to Independence" and consideration of non-audit services provided.

Authority of the Audit Committee

The Committee reports to the Board of Directors and has unrestricted access and authorization to obtain assistance from Southern Company personnel to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.

Meeting Requirements

The Audit Committee shall meet a minimum of four times each year, or more often if warranted, to receive reports from and discuss the quarterly and annual financial statements, including disclosures and other related information. The Audit Committee shall meet separately, at least annually, with the Director of Internal Auditing, the Compliance Officer, and the external auditor to discuss matters that the Audit Committee or any of these persons believe should be discussed privately. Meetings of the Audit Committee may utilize conference call, Internet or other similar electronic communication technology.

Responsibilities of the Audit Committee

1.   Financial Reporting and Accounting Practices

     The oversight responsibility of the Audit Committee in the area of financial reporting and accounting practices is to provide reasonable assurances that financial disclosures made by management accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated

                                                                              A1
     basis, as well as on a separate company basis for each first-tier, consolidated subsidiary that has publicly traded securities. To accomplish this, the Committee will:

     - Provide oversight of the external audit coverage, including:

      Annual nomination or selection of independent public accountants.

      Evaluation of the independent public accountants' performance.

      Evaluation of policies covering when or whether to engage the independent public accountants to provide non-audit services.

      Review of the independent public accountants' quarterly and annual work plans, results of the audit engagements and proposed and actual fees for services rendered. This includes audit and non-audit work plans and fees.

      Coordination with the Internal Auditing and Accounting functions.

      Assessment of the external auditors' annual "Statement as to Independence."

     - Review and discuss the quarterly and annual consolidated earnings announcements with management.

     - Review and discuss with management and the independent public accountants the quarterly and annual financial statements and recommend them for filing with the SEC. The financial statements include the Southern Company consolidated financial statements as well as the separate financial statements for all first-tier, consolidated subsidiaries with publicly traded securities. The review and discussion includes:

      Significant accounting policies and policy decisions.

      Significant judgements and estimates made by management.

      Significant reporting or operational issues identified during the reporting period, including how they were resolved.

      Issues on which management sought second accounting opinions.

      Adjustments to the financial statements proposed by the external auditors.

      Significant regulatory changes and accounting and reporting developments proposed by Financial Accounting Standards Board, SEC or other regulatory agency.

     - Review the letters of management representation given to the independent public accountants in connection with the audits of the annual financial statements.

2.   Internal Control

     The responsibility of the Audit Committee in the area of internal control in addition to the actions described in section (1) is to:

     - Provide oversight of the internal audit functions by:

      Reviewing audit plans, budgets and staffing levels.

      Reviewing audit results.

      Reviewing management's appointment, appraisal of, and/or removal of the Company's Director of Internal Auditing. At least every two years, regardless of the performance of the incumbent, the President and Chief Executive Officer will review with the Committee the merits of reassigning the Director of Auditing.

     - Assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect fraud or weaknesses in internal controls.

     - Assess management's response to any reported weaknesses or compliance deficiencies.

 A2

     - Provide oversight of the Company's Compliance and Ethics Programs by:

      Reviewing the plans and activities of the Company's Corporate Compliance Officer.

      Reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

      Reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

      Reviewing significant cases of employee conflict of interest, unethical or illegal conduct.

     - Review the quality assurance practices of the internal auditing function and the independent public accountants.

     - Review and discuss significant risks facing the Company and the steps taken to monitor and minimize such risks.

     - Review different aspects of the Company's business on a planned basis to ensure a general understanding of the significant operations and functional areas and to assess the impact of these operations and functional areas on the internal control environment.

3.   Other

     - Report Committee activities and findings to the Board of Directors on a regular basis.

     - Report Committee activities in the Company's annual proxy statement to shareholders.

     - Review this charter at least annually and recommend appropriate changes.

                                                                              A3

                                                         (SOUTHERN COMPANY LOGO)

                                  Recycle Logo

                             For Information Only

                                   Appendix B

                                Admission Ticket           [GRAPHIC OMITTED]
                               (Not Transferable)

2002 Annual Meeting Of Stockholders
10 a.m. (EDT), May 22, 2002

Ritz -Carlton Lodge
1 Lake Oconee Trail
Greensboro, GA 30642 706/467-0600
Please present this Admission Ticket in order to gain admittance to the meeting. Ticket admits only the stockholder(s) listed on reverse side and is not transferable.

Directions to Meeting Site: From Atlanta, take I-20 East towards Augusta. Continue on I-20 for approximately 60 miles. Take the Greensboro/Eatonton Exit (Exit 130). Turn right and follow Highway 44 South for approximately eight miles. Turn left onto Linger Longer Road and continue for approximately one mile. Turn left onto Lake Oconee Trail.
From Augusta, take I-20 West towards Atlanta. Turn left at Exit 130 and follow the directions above.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Southern Company will be held on Wednesday, May 22, 2002, at 10:00 a.m. (EDT), at the Ritz-Carlton Lodge, Greensboro, Georgia. Stockholders owning shares at the close of business on March 25, 2002, are entitled to attend and vote at the meeting. Stockholders will act on the election of nine members of the board of directors, and transact such other business as may properly come before the meeting.
-------------------------------------------------------------------------------


FORM OF PROXY AND                                           FORM OF PROXY
  TRUSTEE VOTING             [GRAPHIC OMITTED]                   AND
 INSTRUCTION FORM                                           TRUSTEE VOTING
                                                           INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND TRUSTEE VOTING INSTRUCTION FORM

The undersigned hereby appoints H. A. Franklin, G. E. Klappa, T. Chisholm, or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Ritz-Carlton Lodge, Greensboro, Georgia, on May 22, 2002, at 10:00 a.m. (EDT), and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This form also provides voting instructions for shares held by the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan and directs such Trustees to vote as indicated on all matters properly coming before the meeting, including, without limitation, the proposals listed on the reverse side of this form.

This Form of Proxy/Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustees of the Employee Savings Plan and Employee Stock Ownership Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope in time to reach the Company's proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717 by 9:00 a.m. on Wednesday, May 22, 2002 for common shares to be voted and by 5:00 p.m. on Monday, May 20, 2002 for the Trustees to vote Plan shares. The proxy tabulator will report separately to the Proxy Committee and to the Trustees as to proxies received and voting instructions provided, respectively.

          THIS FORM OF PROXY/VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

                           Continued on reverse side.

[GRAPHIC OMITTED]               THREE WAYS TO VOTE

Proxy Services                  Please consider voting electronically - Internet
P. O. Box 9112                   or Phone - and save the Company money.
Farmingdale, NY  11735
                                INTERNET -  www.proxyvote.com
                                Use the Internet to transmit
                                your voting instructions. Have
                                this form in hand when you
                                access the web site. You will be
                                prompted to enter your 12-digit
                                Control Number that is located
                                below to create an electronic
                                voting instruction form.

                                TELEPHONE - 1-800-690-6903
                                Toll-Free Use any touch-tone
                                telephone to transmit your
                                voting instructions. Have this
                                form in hand when you call. You
                                will be prompted to enter your
                                12-digit Control Number that is
                                located below, then follow the
                                simple instructions provided to
                                record your vote.

                                MAIL
                                Mark, sign and date your Form of
                                Proxy and return it in the
                                postage-paid envelope we've
                                provided or return to Southern
                                Company, C/O ADP, 51 Mercedes
                                Way, Edgewood, NY 11717

                                If you vote by Internet or phone, please do not mail this form.

                                             THANK YOU

                                VIEW ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET - www.southerncompany.com

NOTE: The last instruction
received, either paper or
electronic, will be the last
tabulated.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:      SOUTH 1   KEEP THIS PORTION FOR YOUR RECORDS

-------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY

      THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM IS VALID ONLY WHEN
                               SIGNED AND DATED.

THE SOUTHERN COMPANY


1. ELECTION OF DIRECTORS:

                         For     Withhold   For All  To withhold authority to
01) D. P. Amos           All       All      Except   vote, mark "For All Except"
02) D. J. Bern          (   )     (   )      (  )    and write the nominee's
03) T. F. Chapman                                    number on the line below.
04) H. A. Franklin                                   _________________________
05) B. S. Gordon
06) L. G. Hardman III
07) D. M. James
08) Z. T. Pate
09) G. J. St.Pe


Vote On Item
                                                       For    Against  Abstain
2. STOCKHOLDER PROPOSAL ON RENEWABLE ENERGY SOURCES    (  )    (  )     (  )



UNLESS OTHERWISE SPECIFIED ABOVE, YOUR SHARES WILL BE VOTED "FOR" ITEM 1 AND "AGAINST" ITEM 2.

Mark here if you plan to attend the Annual Meeting. ( )

I (we) consent to suspending future mailings of the Annual Report and Proxy Statement on this account. I (we) have access to copies ( ) of the documents or can access them electronically through the Internet. I (we) can revoke this consent at any time by notifying Stockholder Services.

Signature [PLEASE SIGN WITHIN BOX] Date     Signature (Joint Owners)       Date